UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 10, 2013

NAPCO SECURITY TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-10004	11-2277818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bayview Avenue, Amityville, New York 11701
(Address of principal executive offices)

                               (631) 842-9400
(Registrant's telephone number, including area code)

(Former name and former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2013 annual meeting of the shareholders of Napco Security Technologies, Inc. (the “Company”) was held on December 10, 2013. Matters voted on at the annual meeting and the results thereof were as follows:

Proposal 1: Election of directors. The following individuals were elected to the Company’s Board of Directors to hold office until the Annual Meeting after the 2016 fiscal year.

	For	Withheld	Broker Non-Votes
Richard L. Soloway	12,013,738	144,773	6,475,728
Kevin S. Buchel	11,996,843	161,668	6,475,728

Proposal 2: Ratification of the selection of Baker Tilly Virchow Krause LLP as the Company’s independent registered public accountants for fiscal 2014.

For	Against	Abstain
18,431,448	156,760	46,031

Proposal 3: Advisory vote to approve the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
11,903,549	206,684	48,278	6,475,728

Proposal 4: Advisory vote to determine the frequency of the advisory vote to approve the compensation of the named executive officers.

Every Three Years	Every Two Years	Every Year	Abstain	Broker Non-Votes
8,530,270	1,269,176	2,303,646	55,419	6,475,728

In light of the shareholder vote on frequency of future votes on approval of named executive office compensation, the Company has decided that it will include a shareholder vote on approval of named executive officer compensation in its proxy materials every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there-under duly authorized.

NAPCO SECURITY TECHNOLOGIES, INC.
(Registrant)

Date:	December 11, 2013	By:	/s/ Kevin S. Buchel
Kevin S. Buchel
Senior Vice President and Chief Financial Officer